Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Rentech, Inc. of our report dated January 14, 2013, relating to the financial statements of Agrifos Fertilizer L.L.C., which appears in Exhibit 99.1 of Rentech, Inc.’s Current Report on Form 8-K/A dated October 31, 2012 . We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Los Angeles, California

July 9, 2013